CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 18, 1998 appearing on page 32 of Brilliant Digital Entertainment's Annual Report on Form 10-KSB for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.


                                                         Price Waterhouse LLP

Los Angeles, California
June 9, 1998